Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports Third Quarter 2017 Results

HAMILTON, Bermuda (Nov. 2, 2017) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and nine months ended Sept. 30, 2017.

2017 Third Quarter Recap

Gross Written Premiums $805.1M ↑ 37.5% from 3Q 2016	Net Loss Per Diluted Share $2.04 ↓ 213.3% from 3Q 2016	Net Investment Income $30.9M ↓5.5% from 3Q 2016	Total YTD Return on Average Investments(1) 4.4% ↑ 100 basis points YTD 3Q 2016	Book Value Per Common Share $60.96 ↑ 2.1% from Dec. 31, 2016

“In a quarter dominated by natural catastrophe losses, Argo Group’s risk and capital management framework was effective, together with our underwriting expertise and global platforms, gives us the ability to react to the most attractive market opportunities as market pricing changes in reaction to these events,” said Argo Group CEO Mark E. Watson III.  “In addition, we continue seeing growth in many of our business lines as we leverage the ongoing investments in technology and talent.”

HIGHLIGHTS FOR THE THREE MONTHS
ENDED SEPT. 30, 2017:

• Gross written premiums were up 37.5% to $805.1 million compared to $585.4 million for the 2016 third quarter.

• Net loss of $61.3 million or $2.04 per diluted share, compared to net income of $55.2 million or $1.80 per diluted share for the 2016 third quarter.

• Adjusted operating loss(1)(2) was $57.4 million or $1.91 per diluted share, compared to adjusted operating income of $34.4 million or $1.12 per diluted share for the 2016 third quarter.

• The reported combined ratio was 126.5% compared to 96.2% for the 2016 third quarter. The loss and expense ratios for the quarter were 83.8% and 42.7%, respectively, compared to 57.9% and 38.3% for the 2016 third quarter.

HIGHLIGHTS FOR THE NINE MONTHS
ENDED SEPT. 30, 2017:

• Gross written premiums were up 25.5% to    $2.091 billion compared to $1.666 billion in the first nine months of 2016.

• Net income was $21.4 million or $0.69 per diluted share, compared to $113.8 million or $3.68 per diluted share in the first nine months of 2016.

• Adjusted operating income(1)(2) was $5.2 million or $0.17 per diluted share, compared to $101.3 million or $3.28 per diluted share in the first nine months of 2016.

• The reported combined ratio was 107.3% compared to 95.2% in the first nine months of 2016.  The loss and expense ratios were 66.7% and 40.6%, respectively, compared to 56.8% and 38.4% in the first nine months of 2016.

• Estimated pre-tax catastrophe losses were $104.5 million inclusive of $14.5 million of catastrophe related premium charges. This compared to $13.0 million in the 2016 third quarter.

• The current accident year ex-CAT combined ratio, as adjusted(1) for certain other discreet catastrophe and risk management reinsurance purchases in the quarter and a one-time expense item was 97.2% The related loss and expense ratios for the quarter were 57.7% and 39.5%, respectively. This loss ratio includes a 3.7 point impact relating to the previously announced $15 million of current accident year losses recorded primarily in Syndicate 1200. There were no similar reinsurance purchases or one-time expenses in the comparable 2016 period. As such, the comparable 2016 third quarter current accident year ex-CAT combined ratio, as adjusted was 93.4% with underlying loss and expense ratios of 55.1% and 38.3%, respectively.

• Net Investment Income was $30.9 million, compared to $32.7 million for the 2016 third quarter. The result for the 2017 quarter reflects lower income from alternative investments of $5.7 million compared to $9.8 million in the 2016 third quarter.

• Total return on average investments for the 2017 third quarter was 1.3%, flat with same period in 2016.

• Net favorable prior-year reserve development was $1.3 million (benefiting the combined ratio by 0.3 points), compared with $2.9 million (benefiting the combined ratio by 0.8 points) for the 2016 third quarter.

• During the third quarter of 2017, the Company repurchased $33.8 million or 565,534 shares of its common stock.

• Estimated pre-tax catastrophe losses were $110.9 million inclusive of $14.5 million of catastrophe related premium charges. This compared to $38.9 million in the first nine months of 2016.

• The current accident year ex-CAT combined ratio, as adjusted(1) for certain discreet catastrophe and risk management reinsurance purchases in the third quarter of 2017 and one-time expenses was 96.0%. The related loss and expense ratios for the nine months ended September 30, 2017 were 57.0% and 39.0%. This loss ratio includes a 1.3 point impact relating to the previously announced $15 million of current accident year losses recorded primarily in Syndicate 1200. There were no similar reinsurance purchases or one-time expenses in the comparable 2016 period. As such, the comparable 2016 third quarter current accident year ex-CAT combined ratio, as adjusted was 93.4% in the first nine months of 2016 with underlying loss and expense ratios of 54.9% and 38.4%, respectively.

• Net Investment Income was $105.0 million, compared to $89.6 million in the first nine months of 2016. In the nine-month period alternative investments contributed $34.6 million to net investment income in 2017 and $20.8 million in 2016.

• Total return on average investments for the first nine months of 2017 was 4.4% compared to 4.3% in the first nine months of 2016.

• Net unfavorable prior-year reserve development was $4.4 million (adversely affecting the combined ratio by 0.4 points). Also included in the nine months of 2017 was an impact of approximately $10.0 million in the first quarter of 2017 from the Ogden rate change and claims from Hurricane Matthew. This compares to net favorable development of $18.8 million (benefiting the combined ratio by 1.8 points) in the first nine months of 2016.

• During the first nine months of 2017, the Company repurchased $36.6 million or 612,034 shares of its common stock.

• Book value per share increased to $60.96, up 2.1% from $59.73 at Dec. 31, 2016.

• Cash and investments at Sept. 30, 2017, totaled $5.0 billion with a net pre-tax unrealized gain of approximately $181.1 million.

Notes
• All references to catastrophe losses are pre-tax, net of reinsurance and estimated reinstatement premiums and inclusive of catastrophe related premium adjustments.
• Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement and other catastrophe related premium adjustments.

(1)	Refer to Non-GAAP Financial Measures below.
(2)	At assumed tax rate of 20%.

FINANCIAL HIGHLIGHTS BY SEGMENT
U.S. Operations

U.S. Operations include the Excess & Surplus Lines and Commercial Specialty businesses.

•
Third quarter 2017 gross written premiums growth of 18.9% was driven by executing on strategic growth initiatives across Liability, Professional, and Specialty lines and planned reductions within Property lines due to continued pricing competition.

•	Gross written premiums for the first nine months of 2017 were up 16.4% from the same 2016 period and reflect growth in all four business lines.

•	The loss ratio for the 2017 third quarter was 61.2% compared to 54.3% for the 2016 third quarter. For the nine-month period in 2017 the loss ratio was 56.8% compared to 55.3% in the same 2016 period.

•
Current accident year ex-CAT loss ratio, as adjusted for the 2017 third quarter was 57.3%, compared to 58.5% for the 2016 third quarter, and 57.4% compared to 57.5%, respectively, for the nine-month periods in 2017 and 2016.

•
The expense ratio for the 2017 third quarter was 36.5% compared to 33.0% for the 2016 third quarter.  For the first nine-months of 2017 the expense ratio was 35.1% compared to 32.2% in the first nine months of 2016.

•
The third quarter 2017 expense ratio excluding catastrophe related premium adjustments, other third quarter 2017 catastrophe and risk management purchases and a one-time expense of $3.5 million relating to the final resolution of a premium tax dispute was 34.3%.

•
For the 2017 third quarter, U.S. Operations reported underwriting income of $5.6 million, compared to underwriting income of $27.5 million for the 2016 third quarter.  For the first nine months of 2017, underwriting income was $55.7 million compared to $78.9 million in the first nine months of 2016.

•
For the 2017 third quarter, net favorable prior-year reserve development was $10.7 million, compared to net favorable prior-year reserve development of $13.7 million for the 2016 third quarter. For the nine-month period in 2017 net favorable prior-year reserve development was $28.7 million compared to net favorable prior-year reserve development of $25.6 million for the same period in 2016.

•
Catastrophe losses for the 2017 third quarter were $21.0 million (and include $3.8 million of catastrophe related premium charges) compared to catastrophe losses of $4.5 million for the 2016 third quarter.  Catastrophe losses for the first nine months of 2017 were $25.9 million (including $3.8 million of catastrophe related premium adjustments) compared to catastrophe losses of $11.5 million for the first nine months of 2016.

•	During the third quarter of 2017, the Company received a fee of $8.5 million in connection with the transfer of certain fee based operations.

International Operations

International Operations comprise Syndicate 1200, International Specialty, and the Ariel Re businesses including Syndicate 1910. The Ariel Re transaction closed on February 6, 2017; therefore, Ariel Re results are included in the International Operations results since that date.

•
Gross written premiums were up 67.6% in the third quarter and 38.4% for the nine-month period of 2017 versus the same periods in 2016. Growth was driven by acquisition of Ariel Re reinsurance business at Syndicate 1910, and by business in Bermuda and Brazil.

•
The third quarter 2017 reported loss ratio was 113.0% compared to 55.4% in the 2016 third quarter.   For the nine months of 2017 the loss ratio was 77.7% compared to 55.0% for the same period of 2016.  The increase in the third quarter 2017 loss ratio relates to Syndicate 1200 due to approximately $15 million in higher current accident year property losses as was pre-announced in mid-October.

•
Current accident year ex-CAT loss ratio, as adjusted for the third quarter of 2017, was 58.3%, compared to 49.9% for the 2016 third quarter.  For the nine month 2017 period the current accident year ex-CAT loss ratio, as adjusted was 56.4% compared to 50.9% in the first nine months of 2016.

•
The expense ratio for the 2017 third quarter was 43.3% compared to 35.8% for the 2016 third quarter.  For the first nine-months of 2017 the expense ratio was 38.7% compared to 37.7% in the same 2016 period.

•
The third quarter 2017 expense ratio excluding catastrophe related premium adjustments, other third quarter 2017 catastrophe and risk management purchases was 38.7% compared to 35.8% in the same 2016 period.  The nine-month adjusted expense ratio was 37.3% compared to 37.7% in the same 2016 period.

•
For the 2017 third quarter, International Operations reported an underwriting loss of $82.7 million compared to underwriting income of $12.5 million for the 2016 third quarter.  In the first nine months of 2017 the underwriting loss was $78.1 million, compared to underwriting income of $30.6 million in the first nine months of 2016.

•	For the 2017 third quarter, net favorable prior-year reserve development was $2.6 million compared to net favorable prior year reserve development of $0.6 million for the 2016 third quarter.

•
Catastrophe losses for the 2017 third quarter were $83.5 million (and include $10.7 million of catastrophe related premium charges) compared to catastrophe losses of $8.5 million for the 2016 third quarter.  Catastrophe losses for the first nine months of 2017 were $85.0 million compared to catastrophe losses of $27.4 million for the first nine months of 2016.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at Noon EDT (1 p.m. ADT) tomorrow, Friday, Nov. 3, 2017.  A live webcast of the conference call can be accessed by visiting https://services.choruscall.com/links/agii171103.html.  Participants in the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/agii171103.html.  A telephone replay of the conference call will be available through Nov. 10, 2017, to callers in the U.S. by dialing (877) 344-7529 (conference # 10113943).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10113943).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.  The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year ex-CAT combined ratio, as adjusted” is an internal measure used by the management of the Company to evaluate the performance of its’ underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges, the impact of changes to prior year loss reserves and other non-recurring items.  Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Total return on average investments” is an internal measure used by management of the Company to evaluate the performance of its investment and asset management activities and represents the total of net investment income, net realized gains and losses, and the net change in unrealized gains and losses.  These returns are analyzed as a percentage of the average investments excluding investments managed on behalf of trade capital providers who are third-parties that provide underwriting capital to our Syndicate operations. This measure does not replace net investment income as a measure of return on invested assets.  However, it provides management with an overall view of investment performance.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 20%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Total investments	$4,807.5	$4,324.3
Cash	235.8	86.0
Accrued investment income	23.6	20.7
Receivables	2,780.7	1,849.4
Goodwill and intangible assets	260.5	219.9
Deferred acquisition costs, net	168.8	139.1
Ceded unearned premiums	461.4	302.8
Other assets	319.7	262.8
Total assets	$9,058.0	$7,205.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$4,305.9	$3,350.8
Unearned premiums	1,286.0	970.0
Ceded reinsurance payable, net	822.6	466.6
Senior unsecured fixed rate notes	139.6	139.5
Other indebtedness	184.7	55.4
Junior subordinated debentures	256.5	172.7
Other liabilities	254.7	257.3
Total liabilities	7,250.0	5,412.3

Total shareholders' equity	1,808.0	1,792.7
Total liabilities and shareholders' equity	$9,058.0	$7,205.0

Book value per common share	$60.96	$59.73

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Gross written premiums	$805.1	$585.4	$2,090.9	$1,665.8
Net written premiums	473.2	415.3	1,263.7	1,106.7

Earned premiums	389.3	358.7	1,167.8	1,048.5
Net investment income	30.9	32.7	105.0	89.6
Fee and other income	13.0	7.6	20.4	20.2
Net realized investment and other gains	6.0	17.7	25.1	12.8
Total revenue	439.2	416.7	1,318.3	1,171.1

Losses and loss adjustment expenses	326.4	207.8	779.5	596.0
Underwriting, acquisition and insurance expenses	166.1	137.4	474.4	403.0
Interest expense	7.5	4.9	20.4	14.6
Fee and other expense, net	5.0	5.9	12.4	18.1
Foreign currency exchange losses (gains)	0.1	(1.5)	4.0	4.5
Total expenses	505.1	354.5	1,290.7	1,036.2

(Loss) income before taxes	(65.9)	62.2	27.6	134.9
Income tax (benefit) provision	(4.6)	7.0	6.2	21.1
Net (loss) income	$(61.3)	$55.2	$21.4	$113.8

Net (loss) income per common share (basic)	$(2.04)	$1.84	$0.71	$3.76

Net (loss) income per common share (diluted)	$(2.04)	$1.80	$0.69	$3.68

Weighted average common shares:
Basic	30.0	30.0	30.1	30.2
Diluted	30.0	30.7	30.9	30.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

U.S. OPERATIONS
Gross written premiums	$428.9	$360.8	$1,128.9	$970.2
Net written premiums	302.6	258.9	781.1	671.8
Earned premiums	242.6	216.3	692.9	629.7

Underwriting income	5.6	27.5	55.6	78.9
Net investment income	18.8	20.3	66.0	55.8
Interest expense	(3.8)	(2.2)	(10.3)	(6.8)
Fee income (expense), net	8.1	0.3	7.5	(1.7)
Net income before taxes	$28.7	$45.9	$118.8	$126.2

Loss ratio	61.2%	54.3%	56.8%	55.3%
Expense ratio	36.5%	33.0%	35.1%	32.2%
GAAP combined ratio	97.7%	87.3%	91.9%	87.5%

INTERNATIONAL OPERATIONS
Gross written premiums	$376.3	$224.5	$962.0	$695.3
Net written premiums	170.7	156.3	482.6	434.6
Earned premiums	146.8	142.3	474.9	418.5

Underwriting (loss) income	(82.7)	12.5	(78.1)	30.6
Net investment income	7.7	7.5	24.4	22.7
Interest expense	(2.8)	(1.4)	(7.1)	(4.0)
Fee income, net	0.3	1.5	0.7	3.8
Net (loss) income before taxes	$(77.5)	$20.1	$(60.1)	$53.1

Loss ratio	113.0%	55.4%	77.7%	55.0%
Expense ratio	43.3%	35.8%	38.7%	37.7%
GAAP combined ratio	156.3%	91.2%	116.4%	92.7%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

	Three months ended		Nine months ended
Net Prior Year Development	September 30,		September 30,
(Favorable)/Unfavorable	2017	2016	2017	2016

US Operations	$(10.7)	$(13.7)	$(28.7)	$(25.6)
International Operations	(2.6)	(0.6)	17.0	(10.8)
Run-off Lines	12.0	11.4	16.1	17.6
Total	$(1.3)	$(2.9)	$4.4	$(18.8)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Catastrophe losses
US Operations	$17.2	$4.5	$22.1	$11.5
International Operations	72.8	8.5	74.3	27.4
Total catastrophe losses	90.0	13.0	96.4	38.9
CAT related premium adjustments
US Operations	3.8	-	3.8	-
International Operations	10.7	-	10.7	-
Total CAT related premium adjustments	14.5	-	14.5	-
Catastrophe losses, inclusive of CAT related premium adjustments	$104.5	$13.0	$110.9	$38.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF RATIOS
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
US Operations	2017	2016	2017	2016

Earned premiums, as reported	$242.6	$216.3	$692.9	$629.7
CAT related premiums adjustments	3.8	-	3.8	-
Net earned premiums, net of catastrophe adjustments	246.4	216.3	696.7	629.7
Other CAT and risk management purchases in Q3 2017	1.4	-	1.4	-
Net earned premiums, as adjusted	$247.8	$216.3	$698.1	$629.7

Losses and loss adjustment expenses, as reported	$148.4	$117.5	$394.2	$348.1
Catastrophe losses	(17.2)	(4.5)	(22.1)	(11.5)
Prior accident year reserve development	10.7	13.7	28.7	25.6
Current accident year losses excluding CATs, as adjusted	$141.9	$126.7	$400.8	$362.2

Underwriting, acquisition and insurance expenses, as reported	$88.6	$71.3	$243.0	$202.7
Final resolution of premium tax dispute	(3.5)	-	(3.5)	-
Underwriting, acquisition and insurance expenses, as adjusted	$85.1	$71.3	$239.5	$202.7

Loss ratio, as reported	61.2%	54.3%	56.8%	55.3%
Catastrophe losses (a)	-8.0%	-2.1%	-3.4%	-1.8%
Prior accident year loss development	4.3%	6.3%	4.1%	4.0%
Other CAT and risk management purchases in Q3 2017	-0.2%	0.0%	-0.1%	0.0%
Current accident year ex-CATs loss ratio, as adjusted	57.3%	58.5%	57.4%	57.5%

Expense ratio, as reported	36.5%	33.0%	35.1%	32.2%
Final resolution of premium tax dispute	-1.5%	0.0%	-0.5%	0.0%
Other CAT and risk management purchases in Q3 2017	-0.7%	0.0%	-0.3%	0.0%
Expense ratio, as adjusted	34.3%	33.0%	34.3%	32.2%

Combined ratio, as reported	97.7%	87.3%	91.9%	87.5%

CAY ex-CAT combined ratio, as adjusted	91.6%	91.5%	91.7%	89.7%

(a) Please refer to Notes for calculation of the point impacts of catastrophe losses on the ratios.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF RATIOS
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
International Operations	2017	2016	2017	2016

Earned premiums, as reported	$146.8	$142.3	$474.9	$418.5
CAT related premiums adjustments	10.7	-	10.7	-
Net earned premiums, net of catastrophe adjustments	157.5	142.3	485.6	418.5
Other CAT and risk management purchases in Q3 2017	6.7	-	6.7	-
Net earned premiums, as adjusted	$164.2	$142.3	$492.3	$418.5

Losses and loss adjustment expenses, as reported	$166.0	$78.9	$369.2	$230.3
Catastrophe losses	(72.8)	(8.5)	(74.3)	(27.4)
Prior accident year reserve development	2.6	0.6	(17.0)	10.8
Current accident year losses excluding CATs, as adjusted	$95.8	$71.0	$277.9	$213.7

Underwriting, acquisition and insurance expenses, as reported	$63.5	$50.9	$183.8	$157.6
Underwriting, acquisition and insurance expenses, as adjusted	$63.5	$50.9	$183.8	$157.6

Loss ratio, as reported	113.0%	55.4%	77.7%	55.0%
Catastrophe losses (a)	-53.8%	-5.9%	-17.0%	-6.7%
Prior accident year loss development	1.7%	0.4%	-3.5%	2.6%
Other CAT and risk management purchases in Q3 2017	-2.6%	0.0%	-0.8%	0.0%
Current accident year ex-CATs loss ratio, as adjusted	58.3%	49.9%	56.4%	50.9%

Expense ratio, as reported	43.3%	35.8%	38.7%	37.7%
Other CAT and risk management purchases in Q3 2017	-4.6%	0.0%	-1.4%	0.0%
Expense ratio, as adjusted	38.7%	35.8%	37.3%	37.7%

Combined ratio, as reported	156.3%	91.2%	116.4%	92.7%

CAY ex-CAT combined ratio, as adjusted	97.0%	85.7%	93.8%	88.6%

(a) Please refer to Notes for calculation of the point impacts of catastrophe losses on the ratios.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF RATIOS
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Consolidated	2017	2016	2017	2016

Earned premiums, as reported	$389.3	$358.7	$1,167.8	$1,048.5
CAT related premiums adjustments	14.5	-	14.5	-
Net earned premiums, net of catastrophe adjustments	403.8	358.7	1,182.3	1,048.5
Other CAT and risk management purchases in Q3 2017	8.1	-	8.1	-
Net earned premiums, as adjusted	$411.9	$358.7	$1,190.4	$1,048.5

Losses and loss adjustment expenses, as reported	$326.4	$207.8	$779.5	$596.0
Catastrophe losses	(90.0)	(13.0)	(96.4)	(38.9)
Prior accident year reserve development	1.3	2.9	(4.4)	18.8
Current accident year losses excluding CATs, as adjusted	$237.7	$197.7	$678.7	$575.9

Underwriting, acquisition and insurance expenses, as reported	$166.1	$137.4	$474.4	$403.0
Final resolution of premium tax dispute	(3.5)	-	(3.5)	-
IT outsourcing costs - Q1	-	-	(4.0)	-
Ariel Re transaction costs - Q1	-	-	(2.5)	-
Underwriting, acquisition and insurance expenses, as adjusted	$162.6	$137.4	$464.4	$403.0

Loss ratio, as reported	83.8%	57.9%	66.7%	56.8%
Catastrophe losses (a)	-25.2%	-3.6%	-8.9%	-3.7%
Prior accident year loss development	0.3%	0.8%	-0.4%	1.8%
Other CAT and risk management purchases in Q3 2017	-1.2%	0.0%	-0.4%	0.0%
Current accident year ex-CATs loss ratio, as adjusted	57.7%	55.1%	57.0%	54.9%

Expense ratio, as reported	42.7%	38.3%	40.6%	38.4%
Final resolution of premium tax dispute	-0.8%	0.0%	-0.3%	0.0%
IT outsourcing costs - Q1	0.0%	0.0%	-0.4%	0.0%
Ariel Re transaction costs - Q1	0.0%	0.0%	-0.2%	0.0%
Other CAT and risk management purchases in Q3 2017	-2.4%	0.0%	-0.7%	0.0%
Expense ratio, as adjusted	39.5%	38.3%	39.0%	38.4%

Combined ratio, as reported	126.5%	96.2%	107.3%	95.2%

CAY ex-CAT combined ratio, as adjusted	97.2%	93.4%	96.0%	93.3%

(a) Please refer to Notes for calculation of the point impacts of catastrophe losses on the ratios.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET INCOME
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net (loss) Income	$(61.3)	$55.2	$21.4	$113.8
Add (deduct):
Income tax provision	(4.6)	7.0	6.2	21.1
Net investment income	(30.9)	(32.7)	(105.0)	(89.6)
Net realized investment and other gains	(6.0)	(17.7)	(25.1)	(12.8)
Fee and other income	(13.0)	(7.6)	(20.4)	(20.2)
Interest expense	7.5	4.9	20.4	14.6
Fee and other expense	5.0	5.9	12.4	18.1
Foreign currency exchange (gains) losses	0.1	(1.5)	4.0	4.5
Underwriting (loss) income	$(103.2)	$13.5	$(86.1)	$49.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net (loss) income, as reported	$(61.3)	$55.2	$21.4	$113.8
(Benefit) provision for income taxes	(4.6)	7.0	6.2	21.1
Net (loss) income, before taxes	(65.9)	62.2	27.6	134.9
Add (deduct):
Net realized investment and other (gains) losses	(6.0)	(17.7)	(25.1)	(12.8)
Foreign currency exchange losses (gains)	0.1	(1.5)	4.0	4.5
Adjusted operating (loss) income before taxes	(71.8)	43.0	6.5	126.6
(Benefit) provision for income taxes, at assumed rate (1)	(14.4)	8.6	1.3	25.3
Adjusted operating (loss) income	$(57.4)	$34.4	$5.2	$101.3

Adjusted operating (loss) income per common share (diluted)	$(1.91)	$1.12	$0.17	$3.28

Weighted average common shares, diluted	30.0	30.7	30.9	30.9

(1) At assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT (LOSS) INCOME TO NET (LOSS) INCOME
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Segment income (loss) before income taxes
U.S. Operations	28.7	45.9	118.9	126.2
International Operations	(77.5)	20.1	(60.1)	53.1
Run-off Lines	(12.7)	(10.0)	(16.4)	(14.6)
Corporate and Other	(10.3)	(13.0)	(35.9)	(38.1)
Realized investment and other gains	6.0	17.7	25.1	12.8
Foreign currency exchange (losses) gains	(0.1)	1.5	(4.0)	(4.5)
Net (loss) income before income taxes	(65.9)	62.2	27.6	134.9
(Benefit) provision for taxes	(4.6)	7.0	6.2	21.1
Net (loss) income	$(61.3)	$55.2	$21.4	$113.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
GROSS WRITTEN PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended			Three months ended
	September 30, 2017			September 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$68.1	$45.5	$26.8	$69.2	$42.8	$28.6
Liability	277.2	196.9	160.2	226.7	164.2	146.3
Professional	46.2	32.1	30.8	35.3	28.6	21.3
Specialty	37.4	28.1	24.8	29.6	23.3	20.1
Total	$428.9	$302.6	$242.6	$360.8	$258.9	$216.3

International Operations	Three months ended			Three months ended
	September 30, 2017			September 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$177.1	$64.1	$48.8	$76.6	$58.3	$53.2
Liability	56.3	25.1	22.6	40.5	23.0	24.3
Professional	42.8	27.9	22.7	39.7	25.9	22.3
Specialty	100.1	53.6	52.7	67.7	49.1	42.5
Total	$376.3	$170.7	$146.8	$224.5	$156.3	$142.3

Consolidated	Three months ended			Three months ended
	September 30, 2017			September 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$245.1	$109.5	$75.5	$145.8	$101.1	$81.8
Liability	333.5	222.0	182.8	267.3	187.3	170.7
Professional	89.0	60.0	53.5	75.0	54.5	43.6
Specialty	137.5	81.7	77.5	97.3	72.4	62.6
Total	$805.1	$473.2	$389.3	$585.4	$415.3	$358.7

U.S. Operations	Nine months ended			Nine months ended
	September 30, 2017			September 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$193.4	$104.9	$85.8	$188.6	$102.4	$93.7
Liability	715.4	511.3	454.8	613.2	440.8	429.1
Professional	119.9	89.3	85.5	98.9	71.7	56.8
Specialty	100.2	75.6	66.8	69.5	56.9	50.1
Total	$1,128.9	$781.1	$692.9	$970.2	$671.8	$629.7

International Operations	Nine months ended			Nine months ended
	September 30, 2017			September 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$390.3	$161.9	$168.9	$273.1	$170.4	$153.8
Liability	126.6	61.3	60.1	109.9	62.1	65.8
Professional	120.4	72.3	70.4	111.2	70.7	71.8
Specialty	324.7	187.1	175.5	201.1	131.4	127.1
Total	$962.0	$482.6	$474.9	$695.3	$434.6	$418.5

Consolidated	Nine months ended			Nine months ended
	September 30, 2017			September 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$583.7	$266.8	$254.7	$461.7	$272.8	$247.5
Liability	842.0	572.6	514.9	723.4	503.2	495.2
Professional	240.3	161.6	155.9	210.1	142.4	128.6
Specialty	424.9	262.7	242.3	270.6	188.3	177.2
Total	$2,090.9	$1,263.7	$1,167.8	$1,665.8	$1,106.7	$1,048.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
ALL SEGMENTS
(in millions)
(unaudited)

	Three months ended
	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016

Net investment income, excluding alternatives	$25.2	$23.0	$22.2	$22.4	$22.9
Alternative investments	5.7	20.6	8.3	3.1	9.8
Total net investment income	$30.9	$43.6	$30.5	$25.5	$32.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF TOTAL RETURN TO NET INVESTMENT INCOME
(in millions)
(unaudited)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net investment income	$30.9	$32.7	$105.0	$89.6

Add (deduct):
Net realized investment and other gains	6.0	17.7	25.1	12.8
Net unrealized gains	21.1	2.8	63.8	72.6
Total return	$58.0	$53.2	$193.9	$175.0

Average investments (1)	$4,560.6	$4,111.5	$4,431.3	$4,062.7

Total return on average investments	1.3%	1.3%	4.4%	4.3%

(1) excludes investments managed on behalf of syndicate's trade capital providers

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)
(unaudited)

	For the nine months ended September 30,
	2017	2016	% Change

Net income	$21.4	$113.8	(81.2%)
Adjusted operating income (a)	5.2	101.3	(94.9%)

Shareholders' Equity - Beginning of the period	$1,792.7	$1,668.1	7.5%
Shareholders' Equity - End of current period	1,808.0	1,788.4	1.1%
Average Shareholders' Equity	$1,800.4	$1,728.3	4.2%

Annualized return on average shareholders' equity	1.6%	8.8%
Annualized adjusted operating return on average shareholders' equity	0.4%	7.8%

(a) at assumed 20% tax rate

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